UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2012

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 7, 2012, the board of directors of Cole Credit Property Trust II, Inc. authorized a daily distribution, based on 366 days in the calendar year, of $0.001707848 per share (which equates to approximately 6.25% on an annualized basis calculated at the current rate, based on the original offering price of $10.00 per share, and an annualized return of approximately 6.68%, based on the most recent estimate of the value of the Company’s shares of $9.35 per share) for stockholders of record as of the close of business on each day of the period commencing on July 1, 2012 and ending on September 30, 2012. The payment date for each of the daily distributions of the period commencing on July 1, 2012 and ending on July 31, 2012 will be in August 2012. The payment date for each of the daily distributions of the period commencing on August 1, 2012 and ending August 31, 2012 will be in September 2012. The payment date for each of the daily distributions of the period commencing on September 1, 2012 and ending on September 30, 2012 will be in October 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2012	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Vice President of Accounting (Principal Accounting Officer)